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                                                                    Exhibit 10.5

                         Schedule of Omitted Document

     Pursuant to Instruction No. 2 to Item 601 of Regulation S-K, MGM Grand, Inc., has omitted from the Exhibits filed with its Current Report on Form 8-K the U.S. Trust Company Guarantee, which differs from the Chase Manhattan Bank Guarantee I filed as Exhibit 10.4 to this Current Report solely to the extent that each guaranty supports a different agreement. The signatory parties and substantive text of both guarantees are exactly the same. Only the parties in whose favor the guarantees were executed and the recital stating the interest rate and maturity date of the obligations being guaranteed are different, the Chase Manhattan Bank Guarantee I being in favor of The Chase Manhattan Bank with respect to 6.95% Senior Collateralized Notes due 2005 and the U.S. Trust Company Guarantee being in favor of U.S. Trust Company, National Association with respect to 6-7/8% Senior Collateralized Notes due 2008.